Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Diageo plc:

We consent to the incorporation by reference in the registration statements listed below of Diageo plc of our reports dated 25 August 2010, with respect to the consolidated balance sheets of Diageo plc as at 30 June 2010, 2009 and 2008, and the related consolidated income statements and consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated statements of cash flows for each of the years in the three-year period ended 30 June 2010 and the effectiveness of internal control over financial reporting as of 30 June 2010, which reports appear in the 30 June 2010 annual report on Form 20-F of Diageo plc.

Our report on the financial statements refers to the adoption of the amendment to IAS 38 — Intangible assets and a change to the accounting for returnable bottles and crates.

Registration Statement on Form F-3 (File Nos. 333-110804, 333-132732 and 333-153488);

Registration Statement on Form S-8 (File No. 333-153481);

Registration Statement on Form S-8 (File No. 333-154338); and

Registration Statement on Form S-8 (File No. 333-162490).

/s/ KPMG Audit Plc

KPMG Audit Plc

London, England

14 September 2010